UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

 Date of report (Date of earliest event reported):      October 10, 2014
AdCare Health Systems, Inc.
(Exact Name of Registrant as Specified in Charter)

Georgia	001-33135	31-1332119
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1145 Hembree Road Roswell, Georgia 30076
(Address of Principal Executive Offices)

(678) 869-5116
(Registrant’s telephone number, including area code)

Not applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

AdCare Health Systems, Inc. (the “Company”) is filing this Amendment No. 1 to Current Report on Form 8-K/A (“Amendment No. 1”) to amend "Item 5.07. Submission of Matters to a Vote of Security Holders" of the Company’s Current Report on Form 8-K dated October 10, 2014 and filed with the Securities and Exchange Commission on October 17, 2014 (the “Original Report”) to provide that the Special Meeting disclosed therein was held on October 14, 2014 (not August 14, 2014, as disclosed in the Original Report) and to indicate that there were no broker non-votes with respect to any proposal. No other changes have been made to the Original Report.
Item 5.07. Submission of Matters to a Vote of Security Holders.
On October 14, 2014, the Company held a Special Meeting of Shareholders in Atlanta, Georgia (the “Meeting”). The matters listed below were submitted to a vote of the shareholders of the common stock at the Meeting. The proposals are described in detail in the Company’s proxy statement filed with the SEC on Schedule 14A on September 3, 2014. The number of votes cast for and against each proposal and abstention are set forth below.
Proposal 1. Approval of the Additional Leasing Transactions
The shareholders approved the Additional Leasing Transactions which transactions may constitute the lease of all or substantially all of the Company's property under Georgia law. The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
10,842,144	53,054	6,907	0

Proposal 2. Approval of an adjournment of the Meeting in order to solicit additional proxies in favor of Proposal 1
The shareholders approved an adjournment of the Meeting. The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
10,711,621	167,483	23,001	0

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 20, 2014	ADCARE HEALTH SYSTEMS, INC.

/s/ William McBride III
William McBride III
Chief Executive Officer

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